EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 31, 2025, with respect to the consolidated financial statements of Scientific Industries, Inc. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

New York, New York

July 18, 2025